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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 15, 1998



                              DELTA AIR LINES, INC.
             (Exact name of registrant as specified in its charter)



      Delaware                       1-5424                58-0218548
(State or other jurisdiction      (Commission           (IRS Employer
of incorporation)                 File Number)          Identification No.)


Hartsfield Atlanta International Airport, Atlanta, Georgia  30320
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (404) 715-2600


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Item 5.  OTHER EVENTS

Financial Results

                On October 15, 1998, Delta Air Lines, Inc. (the "Company") announced its unaudited financial results for the quarter ended September 30, 1998 and related financial and statistical information which is attached hereto as Exhibit 99.1. Exhibit 99.1 is hereby incorporated by reference herein.

Common Stock Repurchase Authorizations

                The Company has two common stock repurchase programs. As discussed in Note 14 of the Notes to Consolidated Financial Statements on page 51 of the Company's 1998 Annual Report to Shareowners, (1) in July 1998, the Company's Board of Directors ("Board") authorized the Company to repurchase its common stock and common stock equivalents for an aggregate purchase price of up to $750 million from time to time through December 31, 1999 ("July 1998 Authorization"); and (2) in April 1996, the Board authorized a common stock repurchase program relating to the Company's broad-based employee stock option plans.

                During the quarter ended September 30, 1998, the Company repurchased (1) $401 million of common stock under the July 1998 Authorization; and (2) a total of 3.9 million shares of common stock under both repurchase authorizations.

Pilot Agreement

                On October 16, 1998, the Air Line Pilots Association, International ("ALPA") announced that the Company's pilots had approved an agreement reached on June 23, 1998 between the Company and ALPA regarding pilot rates of pay, rules and working conditions applicable to the Company's B-737-600/700/800 aircraft and certain B-737-300 aircraft. For additional information regarding this subject, see "Personnel Matters" on pages 31-32 of the Company's 1998 Annual Report to Shareowners.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

                  The Exhibit Index on page 4 is hereby incorporated herein by reference.



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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              DELTA AIR LINES, INC.



                                             BY:  /s/ Warren C. Jenson
                                                  ---------------------
                                                  Warren C. Jenson
                                                  Executive Vice President
                                                  and Chief Financial Officer

DATE:  October 19, 1998



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                                  EXHIBIT INDEX

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Exhibit           Description


99.1 Unaudited Consolidated Statements of Operations of Delta Air Lines, Inc. for the three month periods ended September 30, 1998 and 1997 and the related financial and statistical information.

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